Holding Company Press Release - 3/05/01 AM

INVESTOR CONTACT:                                 MEDIA CONTACT:
   Linda S. Lennox                                  Christopher Reardon
   Director, Investor Relations                     Manager, Public Affairs
   Tel: (908) 719-4222                              Tel: (908) 719-4222
   llennox@nui.com                                  creardon@nui.com

For Immediate Release

              NUI CORPORATION ESTABLISHES AN EXEMPT HOLDING COMPANY
 Move provides greater flexibility in pursuing additional business opportunities

Bedminster, NJ - March 5, 2001 - NUI Corporation (NYSE:NUI) today announced the formation of an exempt holding company structure that will enhance operational and financing flexibility and enable the company to accelerate its growth strategy, according to John Kean, Jr., NUI President and Chief Executive Officer. The holding company is exempt from registration under the Public Utility Holding Company Act of 1935.

"The move to a holding company structure greatly strengthens our ability to continue the business strategy NUI introduced five years ago," Kean said. "Our previous corporate structure placed significant time restrictions on our ability to implement our growth plans to grow and expand innovative distribution channels to provide valued products and services.

"In 1996 we looked at a number of things we do very well and saw an opportunity to create new businesses around those skills and competencies outside the traditional utility environment," Kean continued. "Since then we have been very successful in growing those non-regulated businesses. In 1995 nearly all our revenue and income came from our natural gas distribution operations. In fiscal 2000, nearly 60 percent of our revenue and 14 percent of our pre-tax operating income came from our non-regulated businesses. It is this growth in our non-regulated activities that has allowed NUI to achieve 7 to 10 percent growth in earnings on an annual basis, a pace well ahead of others in our peer group. The holding company structure will enhance our ability to sustain this level of growth moving forward."

Under the reorganized structure, NUI Corporation initially will have two direct subsidiaries: NUI Utilities, Inc. and NUI Capital Corp. NUI Utilities, Inc., operates as a regulated natural gas utility in the states of New Jersey, New York, Pennsylvania, Maryland, North Carolina and Florida. NUI Capital Corp. is the holding company for the company's non-regulated businesses. These non-regulated businesses are involved in wholesale energy trading and portfolio management; retail energy sales; energy environmental project development; energy consulting; sales outsourcing; telecommunications; and geospatial and customer information systems and services. Previously, NUI Capital Corp. had been a subsidiary of the regulated utility.

"As a result of this move, NUI - already a flexible and entrepreneurial  company
- will benefit by being even more capable of moving quickly to take advantage of developing business opportunities," Kean said.

In order to create the holding company structure, a new company, now named NUI Corporation, was created. The common stock of the newly created company began trading on the New York Stock Exchange on March 2, 2001, under the company's ticker symbol "NUI." Shareholders of the company do not need to take any action as a result of this restructuring. Their existing stock certificates will automatically represent shares in the holding company.

The company also announced that the Board of Directors of the company has adopted a shareholder rights plan with terms that are identical to those that were in effect for the company before the restructuring, except that the expiration date of the new rights plan is March 2, 2011.

NUI Corporation, based in Bedminster, NJ, operates natural gas utilities serving more than 376,000 customers in six states along the eastern seaboard. NUI also operates businesses involved in wholesale energy trading and portfolio management; retail energy sales; energy and environmental project development; energy consulting; sales outsourcing; telecommunications; and geospatial and customer information systems and services.

This press release contains forward-looking statements. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, economic conditions; competition from other providers of similar products; and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could," and variations of such words and similar expressions, are intended to identify forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

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